EXHIBIT 99.1

Upwork Reports Third Quarter 2019 Financial Results

•Revenue grew 23% year-over-year to $78.8 million
•Marketplace revenue grew 25% year-over-year to $70.7 million
•Core clients grew 19% year-over-year to approximately 120,500
•Client spend retention was 104%, with client spend retention from clients on the Upwork Business and Enterprise products above 125%
•Gross margin expanded more than 3 points year-over-year to 71%

Santa Clara, CA – November 6, 2019 – Upwork Inc. (Nasdaq: UPWK), the largest online talent solution, as measured by gross services volume (GSV), today announced its third quarter 2019 financial results, and released a letter to its stockholders on its Investor Relations website, investors.upwork.com.

“We had a successful third quarter and exceeded our revenue and adjusted EBITDA guidance. Our enterprise strategy is setting us up to address a sizable market opportunity and is showing signs of success,” said Stephane Kasriel, President and CEO of Upwork. “We’ve made investments in enterprise sales, marketing, and product to better address the needs of staffing buyers and results show it. Enterprise sales are on track to drive 20% of incremental revenue in 2019, while clients on the Upwork Business and Enterprise offerings boast a client spend retention number above 125%. Given these encouraging signals, now is the time to increase investing in sales to drive long-term, profitable growth.”

Third Quarter 2019 Financial Results
•Revenue: Total revenue increased by 23% to $78.8 million compared to the third quarter of 2018, and marketplace revenue increased by 25% to $70.7 million compared to the third quarter of 2018 and represented 90% of total revenue for the third quarter of 2019.
•Take Rate: Take rate, which we define as total revenue divided by GSV, was 14.7%, compared to 14.3% in the second quarter of 2019 and 14.3% in the third quarter of 2018.
•Gross Profit/Gross Margin: Gross profit increased by 29% to $56.3 million compared to the third quarter of 2018, and gross margin was 71%, up from 68% in the third quarter of 2018.
•Net Loss: Net loss was $(2.8) million, or $(0.03) per share, compared to a net loss of $(7.3) million, or $(0.20) per share, in the third quarter of 2018. Non-GAAP net income was $1.8 million, or $0.02 per share, compared to non-GAAP net loss of $(1.4) million, or $(0.04) per share, in the third quarter of 2018.
•Adjusted EBITDA: Adjusted EBITDA was $2.7 million compared to negative adjusted EBITDA of $(0.1) million in the third quarter of 2018.

A reconciliation of GAAP to non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Highlights
•This year’s Freelancing in America survey found that freelancing income exceeds the Gross Domestic Product (GDP) of some major industries. Results also showed that the largest category of freelance work is skilled services, such as programming, marketing, IT, and business consulting.
•Upgraded sales headcount plan, with increased hiring planned for the fourth quarter of 2019 and beyond.
•Improved our payments platform including launching two new products, expanding to 11 currencies, and optimizing routing to reduce costs.

Guidance
As of November 6, 2019, Upwork is providing revenue and adjusted EBITDA guidance for its fourth quarter of 2019 and full year 2019 as follows:

For the fourth quarter of 2019, Upwork expects to report:
•Revenue in the range of $79 million to $79.5 million;
•Adjusted EBITDA in the range of -1% to break-even revenue; and
•Weighted-average shares outstanding in the range of 112 million to 114 million.

For the full year 2019, Upwork expects to report:
•Revenue in the range of $301 million to $301.5 million;
•Adjusted EBITDA in the range of 1% to 1.5% of revenue; and
•Weighted-average shares outstanding in the range of 110 million to 113 million.

We have not reconciled our adjusted EBITDA guidance to GAAP net income (loss) because certain items that impact adjusted EBITDA are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2019 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA to net income (loss) is not available without unreasonable effort.

Third Quarter 2019 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2 p.m. Pacific Time/5 p.m. Eastern Time to discuss the company’s third quarter 2019 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com.

Upwork uses its Investor Relations website (investors.upwork.com), its Twitter handle (twitter.com/Upwork), and Stephane Kasriel’s Twitter handle (twitter.com/skasriel) and LinkedIn profile (linkedin.com/in/kasriel) as a means of disseminating or providing notification of, among other things, news or announcements regarding its business or financial performance, investor events, press releases and earnings releases and as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Upwork and its market opportunity, including expected financial results for the fourth quarter of 2019 and full year 2019, and expectations for capturing market share and regarding the changing landscape of work, as well as statements regarding our planned investments to support growth. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Upwork as of the date of this press release, and are subject to risks and uncertainties. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results, including: our ability to attract and retain a community of freelancers and clients; our limited operating history under our current platform and pricing model; our focus on the long-term and our investments in sustainable, profitable growth; the possibility that the market for freelancers and the services they offer will develop more slowly than we expect; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the success of our investments in our enterprise sales organization and our related marketing efforts, and expectations for the ability for enterprise sales to drive incremental revenue growth in 2019; changes in the amount and mix of services facilitated through our platform in a period; our ability to generate revenue from our marketplace offerings and the effects of fluctuations in our level of client spend retention; changes in our level of investment in sales and marketing, R&D, and G&A expenses, and our hiring plans for sales personnel; the impact of new and existing laws and regulations; competition; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; challenges to contractor classification or employment status of freelancers on our platform; the market for information technology; future changes to our pricing model; payment and fraud risks; security breaches; our ability to sell to mid-market and enterprise clients; privacy; litigation and related costs; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on August 7, 2019 and our other SEC filings, which are available on the Investor Relations page of our website at investors.upwork.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended September 30, 2019 when filed. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Upwork on the date hereof, and Upwork assumes no obligation to update such statements.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income (loss), non-GAAP operating expenses, and adjusted EBITDA in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes and as a measure of financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense: We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.
•Depreciation and amortization: We exclude depreciation and amortization, which are non-cash expenses.
•Change in fair value of redeemable preferred stock warrant liability: We exclude the change in fair value of redeemable preferred stock warrant liability, which is a non-cash charge that will not recur in the periods following the fourth quarter of 2018.
•Change in fair value of our Tides Foundation common stock warrant: We exclude the change in fair value of this common stock warrant, which is a non-cash expense included in general and administrative expenses.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, stock-based compensation expense, depreciation and amortization, and the change in fair value of our common stock warrant issued to the Tides Foundation are recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.

About Upwork
Upwork is the largest online talent solution, as measured by GSV, that enables businesses to find and work with highly-skilled independent professionals. We empower businesses with more flexible access to quality talent, on demand. Through Upwork’s matching technology and services, companies have access to a global pool of proven professionals so they can scale their teams dynamically to meet business needs. Upwork also provides skilled professionals and agencies access to more opportunities.

Upwork’s mission is to create economic opportunities so people have better lives. The community of independent professionals working via Upwork spans many categories including software development, creative & design, finance & accounting, consulting, operations and customer support—over 8,000 skills are represented.

More than thirty percent of the Fortune 500 use Upwork. Clients include Airbnb, Automattic, BISSELL, GE, and Microsoft.

Upwork is headquartered in Santa Clara, California, with offices in Chicago, San Francisco and Oslo, Norway. For more information, visit Upwork’s website at www.upwork.com, or its Investor Relations website at https://investors.upwork.com, or join Upwork on Twitter, Facebook, and LinkedIn.

Upwork is a registered trademark of Upwork Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
Marketplace	$70,683	$56,766	$197,787	$164,180
Managed services	8,103	7,347	24,179	21,832
Total revenue	78,786	64,113	221,966	186,012
Cost of revenue	22,494	20,504	65,207	60,578
Gross profit	56,292	43,609	156,759	125,434
Operating expenses
Research and development	16,209	14,377	47,705	40,680
Sales and marketing	25,322	18,967	70,319	55,054
General and administrative	16,519	11,707	46,309	34,102
Provision for transaction losses	1,214	1,892	2,706	4,612
Total operating expenses	59,264	46,943	167,039	134,448
Loss from operations	(2,972)	(3,334)	(10,280)	(9,014)
Interest expense	317	589	1,047	1,674
Other (income) expense, net	(462)	3,423	(1,773)	3,845
Loss before income taxes	(2,827)	(7,346)	(9,554)	(14,533)
Income tax provision	—	—	(28)	(9)
Net loss	$(2,827)	$(7,346)	$(9,582)	$(14,542)

Net loss per share, basic and diluted	$(0.03)	$(0.20)	$(0.09)	$(0.41)
Weighted-average shares used to compute net loss per share, basic and diluted	111,163	36,070	108,844	35,129

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$71,160	$129,128
Marketable securities	60,404	—
Funds held in escrow, including funds in transit	114,593	98,186
Trade and client receivables, net	32,034	22,315
Prepaid expenses and other current assets	7,606	6,253
Total current assets	285,797	255,882
Property and equipment, net	20,668	10,815
Goodwill	118,219	118,219
Intangible assets, net	4,002	6,004
Other assets, noncurrent	904	653
Total assets	$429,590	$391,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,934	$2,073
Escrow funds payable	114,593	98,186
Debt, current	7,579	5,671
Accrued expenses and other current liabilities	21,898	20,948
Deferred revenue	1,587	722
Total current liabilities	148,591	127,600
Debt, noncurrent	12,584	18,239
Other liabilities, noncurrent	5,816	1,989
Total liabilities	166,991	147,828

Stockholders’ equity
Common stock	11	11
Additional paid-in capital	415,669	387,233
Accumulated deficit	(153,081)	(143,499)
Total stockholders’ equity	262,599	243,745
Total liabilities and stockholders’ equity	$429,590	$391,573

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,827)	$(7,346)	$(9,582)	$(14,542)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for transaction losses	1,040	1,892	2,078	4,612
Depreciation and amortization	1,671	1,287	4,498	3,542
Amortization of debt issuance costs	13	13	39	64
Amortization of discount on purchases of marketable securities	(283)	—	(948)	—
Change in fair value of redeemable convertible preferred stock warrant liability	—	3,251	—	3,610
Change in fair value of Tides Foundation common stock warrant	62	—	439	—
Stock-based compensation expense	3,932	1,986	10,858	5,667
Loss on disposal of fixed assets	—	—	—	33
Changes in operating assets and liabilities:
Trade and client receivables	18,403	(6,517)	(11,885)	(15,137)
Prepaid expenses and other assets	(738)	(86)	(1,439)	(658)
Accounts payable	1,286	4,745	697	5,006
Accrued expenses and other liabilities	6,244	(17,823)	5,814	(490)
Deferred revenue	1,024	5	1,432	103
Net cash provided by (used in) operating activities	29,827	(18,593)	2,001	(8,190)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(45,383)	—	(131,950)	—
Sale of marketable securities	47,700	—	72,500	—
Decrease (increase) in restricted cash	(150)	6	—	(94)
Purchases of property and equipment	(2,795)	(301)	(10,230)	(1,598)
Internal-use software and platform development costs	(1,872)	(725)	(4,054)	(2,670)
Net cash used in investing activities	(2,500)	(1,020)	(73,734)	(4,362)
CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in funds held in escrow, including funds in transit	3,709	(25,977)	(16,407)	(20,283)
Changes in escrow funds payable	(3,709)	25,977	16,407	20,283
Proceeds from exercises of stock options and common stock warrants	3,634	2,740	13,974	7,011
Proceeds from borrowings on debt	—	15,000	50,000	15,000
Repayment of debt	(26,893)	—	(53,786)	—
Proceeds from employee stock purchase plan	—	—	3,577	—
Payments of costs related to the initial public offering	—	(2,403)	—	(3,999)
Net cash provided by (used in) financing activities	(23,259)	15,337	13,765	18,012
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,068	(4,276)	(57,968)	5,460
Cash and cash equivalents, beginning of period	67,092	31,331	129,128	21,595
Cash and cash equivalents, end of period	$71,160	$27,055	$71,160	$27,055

UPWORK INC.
COST OF REVENUE AND GROSS MARGIN
(In thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	Change		2019	2018	Change
Cost of revenue	$22,494	$20,504	$1,990	10%	$65,207	$60,578	$4,629	8%
Components of cost of revenue:
Cost of freelancer services to deliver managed services	6,745	6,120	625	10%	20,143	18,172	1,971	11%
Other components of cost of revenue	15,749	14,384	1,365	9%	45,064	42,406	2,658	6%
Total gross margin	71%	68%			71%	67%

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP Net Loss	$(2,827)	$(7,346)	$(9,582)	$(14,542)
Add back (deduct):
Stock-based compensation expense	3,932	1,986	10,858	5,667
Depreciation and amortization	1,671	1,287	4,498	3,542
Interest expense	317	589	1,047	1,674
Other (income) expense, net	(462)	3,423	(1,773)	3,845
Income tax provision	—	—	28	9
Change in fair value of Tides Foundation common stock warrant	62	—	439	—
Non-GAAP Adjusted EBITDA	$2,693	$(61)	$5,515	$195

Cost of Revenue Reconciliation:
Cost of revenue, GAAP	$22,494	$20,504	$65,207	$60,578
Stock-based compensation	(109)	(59)	(326)	(164)
Cost of revenue, Non-GAAP	$22,385	$20,445	$64,881	$60,414
% of revenue, Non-GAAP	28%	32%	29%	32%

Gross Profit Reconciliation:
Gross profit, GAAP	$56,292	$43,609	$156,759	$125,434
Stock-based compensation	109	59	326	164
Gross profit, Non-GAAP	$56,401	$43,668	$157,085	$125,598
% of revenue, Non-GAAP	72%	68%	71%	68%

Operating Expenses Reconciliation:
Research and development, GAAP	$16,209	$14,377	$47,705	$40,680
Stock-based compensation	(1,503)	(623)	(4,569)	(1,711)
Research and development, Non-GAAP	$14,706	$13,754	$43,136	$38,969
% of revenue, Non-GAAP	19%	21%	19%	21%

Sales and marketing, GAAP	$25,322	$18,967	$70,319	$55,054
Stock-based compensation	(635)	(355)	(1,860)	(1,026)
Sales and marketing, Non-GAAP	$24,687	$18,612	$68,459	$54,028
% of revenue, Non-GAAP	31%	29%	31%	29%

General and administrative, GAAP	$16,519	$11,707	$46,309	$34,102
Stock-based compensation	(1,685)	(949)	(4,103)	(2,766)
Amortization of intangible assets	(667)	(667)	(2,001)	(2,001)
Change in fair value of Tides Foundation common stock warrant	(62)	—	(439)	—
General and administrative, Non-GAAP	$14,105	$10,091	$39,766	$29,335
% of revenue, Non-GAAP	18%	16%	18%	16%

Loss from Operations Reconciliation:
Loss from operations, GAAP	$(2,972)	$(3,334)	$(10,280)	$(9,014)
Stock-based compensation	3,932	1,986	10,858	5,667
Amortization of intangible assets	667	667	2,001	2,001
Change in fair value of Tides Foundation common stock warrant	62	—	439	—
Income (loss) from operations, Non-GAAP	$1,689	$(681)	$3,018	$(1,346)
% of revenue, Non-GAAP	2%	-1%	1%	-1%

Net Loss Reconciliation:
Net loss, GAAP	$(2,827)	$(7,346)	$(9,582)	$(14,542)
Stock-based compensation	3,932	1,986	10,858	5,667
Amortization of intangible assets	667	667	2,001	2,001
Change in fair value of Tides Foundation common stock warrant	62	—	439	—
Change in fair value of redeemable convertible preferred stock warrant liability	—	3,251	—	3,610
Net income (loss), Non-GAAP	$1,834	$(1,442)	$3,716	$(3,264)
% of revenue, Non-GAAP	2%	-2%	2%	-2%

Net Loss per Share Reconciliation:
Weighted-average shares outstanding	111,163	36,070	108,844	35,129
Net loss per share, GAAP	$(0.03)	$(0.20)	$(0.09)	$(0.41)
Net income (loss) per share, Non-GAAP	$0.02	$(0.04)	$0.03	$(0.09)